Exhibit 99.1

The Beachbody Company, Inc. Announces Second Quarter 2021 Financial
Results

Successfully Completed Three-Way Merger on June 25, 2021

Strong $347.2 Million Cash Position with No Debt

Strong Two-Year Growth in Revenue +21%, Subscriptions +55%, Total Streams +75%, and Engagement +330BPS

Poised to Accelerate Future Growth with an Additional 30% Increase in Bike Units, Launch of BOD Interactive, and Increased Media Investment in the Second Half of 2021

Santa Monica, Calif. (August 12, 2021) – The Beachbody Company, Inc. (NYSE: BODY) (“Beachbody” or the “Company”), a leading subscription health and wellness company, today announced financial results for its second quarter and six months ended June 30, 2021.

Beachbody completed a three-way business combination with Myx Fitness Holdings (“Myx”) and Forest Road Acquisition Corp. on June 25, 2021. Results for the second quarter and six months ended June 30, 2021 include five days of results for Myx.

“Over the last two decades, Beachbody has established itself as a worldwide leader in subscription health & wellness through the development of compelling digital fitness content and proprietary nutritional products that deliver results for millions of customers,” said Carl Daikeler, Beachbody’s Co-founder, Chairman and Chief Executive Office. “Completing our merger, adding connected fitness to the Beachbody portfolio, and bringing Beachbody to the public market has now set the stage for a multi-year period of accelerated growth,” he added. “The addition of Myx enhances our holistic approach to health & wellness and provides us with tremendous opportunity to serve our customers with the enhancements they have been asking for, specifically a high quality connected indoor bike and live content produced with the same innovation that has been Beachbody’s signature since the days of P90X. Looking ahead, we believe the business is poised to benefit from several drivers, including our first ever Beachbody brand advertising campaign, the launch of our new live interactive content subscription offering BOD Interactive (BODi), and the sell-in of the MYX bike to our customer base and powerful network of coaches and influencers.”

“We continued to execute to our proven business model during the second quarter, introducing new digital content and nutritional products that have been well received by our subscribers,” said Sue Collyns, Beachbody’s President and Chief Financial Officer. “However, the delay in closing our business combination resulted in us deferring $12 million of media investments and postponing the launch of the MYX bike within our coach ecosystem until the second half of the year,” she added. “Moving forward, we are well positioned to execute on our strategic objectives with over $347 million of cash on our balance sheet, a decision to ramp up connected fitness unit projections, and increase media investment by an incremental $33 million in the second half of 2021 compared to previous forecasts.”

“The digital disruption of fitness is here, unlocking and expanding the total addressable market. Beachbody is uniquely positioned at the forefront of three mega trends driving this shift—the rise of digital streaming subscriptions, the popularity of connected fitness and the heightened demand for effective health & wellness solutions,” stated Daikeler. “Beachbody has a proven approach, with entry points across multiple platforms and our long history of successfully acquiring, engaging and retaining subscribers. While we remain keenly aware that the near-term COVID variant and macro conditions present heightened uncertainty as we head into the second half of the year, I remain very upbeat on our long-term prospects and confident in our ability to scale the business and create significant shareholder value as conditions begin to normalize.”

Due to the impact of COVID-19 on second quarter 2020 results, the Company is also providing comparisons to the second quarter of 2019.

Second Quarter 2021 GAAP Results

•	Total Revenue was $223.1 million, a 2% increase compared to 2020 and a 21% increase compared to 2019

•	Digital revenue was $94.3 million, a 20% increase compared to 2020 and a 61% increase compared to 2019

•	Digital subscriptions were 2.7 million at period end, a 13% increase compared to 2020 and a 61% increase compared to 2019

•	31.9% DAU/MAU, a 130-basis point decrease compared to 2020, and a 330 basis points increase compared to 2019

•	44.5 million total streams, a 20% decrease compared to 2020, and a 75% increase compared to 2019

•	94.9% month-over-month digital retention, 140-basis point decrease compared to 2020 and 30-basis point decrease compared to 2019

•	Nutrition and other revenue was $128.8 million, an 8% decrease compared to 2020 and a 3% increase compared to 2019

•	Nutritional subscriptions were 0.4 million, compared to 0.5 million in 2020 and 0.3 million in 2019

•	Net loss was $12.4 million, compared to a net loss of $10.0 million in 2020 and net income of $19.6 million in 2019

•	Adjusted EBITDA was ($4.4) million, compared to $0.9 million in 2020 and $17.7 million in 2019

Six Months 2021 GAAP Results

•	Total Revenue was $449.3 million, a 16% increase compared to 2020 and a 14% increase compared to 2019

•	Digital revenue was $189.5 million, a 34% increase compared to 2020 and a 52% increase compared to 2019

•	Digital subscriptions were 2.7 million at period end, a 13% increase compared to 2020 and a 61% increase compared to 2019

•	33.5% DAU/MAU, a 190-basis point increase compared to 2020, and a 440 basis points increase compared to 2019

•	100.4 million total streams, a 13% increase compared to 2020, and a 93% increase compared to 2019

•	95.4% month-over-month digital retention, 20-basis point decrease compared to 2020 and 30-basis point increase compared to 2019

•	Nutrition and other revenue was $259.9 million, a 5% increase compared to 2020 and a 4% decrease compared to 2019

•	Nutritional subscriptions were 0.4 million, compared to 0.5 million in 2020 and 0.3 million in 2019

•	Net loss was $42.5 million, compared to a net loss of $18.3 million in 2020 and net income of $27.1 million in 2019

•	Adjusted EBITDA was ($16.1) million, compared to $3.6 million in 2020 and $39.7 million in 2019

Financial Performance Guidance for 2021 2

The merger between Beachbody, Forest Road Acquisition Corp., and Myx Fitness Holdings, LLC on June 25, 2021 occurred one quarter after the forecasted date and resulted in deferring $12.0 million of media investments to the second half of the year. With the merger complete, we now plan to integrate the content of both digital platforms onto the bike in September 2021. In addition, given our strong cash position of $347.2 million, we also plan to increase our media investment in the second half of 2021 compared to previous forecasts by $33.0 million, for a total of $189.0 million in 2021. Additionally, we are increasing our estimated connected fitness bike forecasts by approximately 30% to 95,000 units. While we expect these initiatives to drive long-term value, they are projected to negatively impact Adjusted EBITDA in the second half of 2021 as they are not forecasted to generate a meaningful in-year payback. Given the many consumer and supply chain variables created by the pandemic, we feel it is prudent to present a more conservative view with respect to our outlook for the remainder of the year. Accordingly, for the fiscal year ending December 31, 2021 the Company currently expects:

•	Total revenue[1] between $930.0 million and $960.0 million

•	Adjusted EBITDA[1] between ($110.0) million and ($100.0) million

[1]	Total revenue and Adjusted EBITDA projects the post-merger consolidated revenue and Adjusted EBITDA ranges (with only six months and five days of Myx results in 2021 from 6/26/2021-12/31/2021).
[2]	Net loss guidance is not reasonably available due to changes in stock compensation, taxes and other matters that we cannot forecast at this time.

Conference Call and Webcast Information

Beachbody will host a conference call at 5.00pm ET on Thursday, August 12, 2021 to discuss its financial results. To participate in the live call, please dial (833) 989-3106 (domestic) or (873) 415-0233 (international) and provide the conference identification number: 1094283. The conference call will also be available to interested parties through a live webcast at https://investors.thebeachbodycompany.com/.

A replay of the call will be available until August 19, 2021, by dialing (800) 585-8367 (domestic) or (416) 621-4642 (international) and entering the conference identification number: 1094283.

After the conference call, a webcast replay will remain available on the investor relations section of the Company’s website for one year.

About The Beachbody Company, Inc.

Headquartered in Southern California, Beachbody is a worldwide leading digital fitness and nutrition subscription company with over two decades of creating innovative content and powerful brands. The Beachbody Company is the parent company of the Beachbody On Demand streaming platform (BOD), the Openfit live digital streaming platform and MYXfitness, the company’s connected fitness brand. For more information, please visit TheBeachbodyCompany.com.

Safe Harbor Statement

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are statements other than statements of historical facts and statements in future tense. These statements include but are not limited to, statements regarding our future performance and our market opportunity, including expected financial results for the full year, the potential impact of COVID-19 on the fitness and wellness industry in general as well as our business, our business strategy, our plans and our objectives and future operations.

Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof, and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors, including: our ability to effectively compete in the fitness and nutrition industries; our ability to successfully acquire and integrate new operations; our reliance on a few key products; market conditions and global and economic factors beyond our control; intense competition and competitive pressures from other companies worldwide in the industries in which we operate; and litigation and the ability to adequately protect our intellectual property rights. You can identify these statements by the use of terminology such as “believe”, “plans”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to our business in general, we refer you to the “Risk Factors” section of our Securities and Exchange Commission (SEC) filings, including those risks and uncertainties included in the Amendment No. 5 to Form S-4 Registration Statement filed with the SEC on May 27, 2021, which are available on the Investor Relations page of our website at https://investors.thebeachbodycompany.com and on the SEC website at www.sec.gov.

All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

The Beachbody Company, Inc.

Condensed Consolidated Balance Sheets

Unaudited (in thousands)

	As of June 30, 2021	As of December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$347,229	$56,827
Accounts receivable, net	3,165	855
Inventory, net	74,238	65,354
Prepaid expenses	10,438	8,650
Other current assets	46,286	37,364

Total current assets	481,356	169,050

Property and equipment, net	94,439	80,169
Content assets, net	30,955	19,437
Intangible assets, net	95,917	21,120
Goodwill	176,903	18,981
Right-of-use assets, net	29,366	33,272
Other assets	7,026	14,224

Total assets	$915,962	$356,253

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$50,648	$28,981
Accrued expenses	87,440	79,955
Deferred revenue	116,590	97,504
Current portion of lease liabilities	9,976	10,371
Other current liabilities	2,352	3,106

Total current liabilities	267,006	219,917
Long-term lease liabilities, net	26,466	31,252
Deferred tax liabilities	7,977	3,729
Warrant liabilities	50,173	—
Other liabilities	5,887	2,097

Total liabilities	357,509	256,995

Commitments and contingencies (Note 14)

Stockholders’ equity:

Preferred stock, $0.0001 par value; 100,000,000 shares authorized, none issued and outstanding as of June 30, 2021 and December 31, 2020	—	—

Common stock, $0.0001 par value, 1,900,000,000 shares authorized (1,600,000,000 Class A, 200,000,000 Class X and 100,000,000 Class C); 166,925,632 and 101,762,614 Class A shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively; 141,250,310 Class X shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively and no Class C shares issued and outstanding at June 30, 2021 and December 31, 2020.	31	24
Additional paid-in capital	597,598	96,097
Accumulated other comprehensive loss	(17)	(202)
Retained earnings (accumulated deficit)	(39,159)	3,339

Total stockholders’ equity	558,453	99,258

Total liabilities and stockholders’ equity	$915,962	$356,253

The Beachbody Company, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

Unaudited (in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Digital	$94,325	$78,357	$189,475	$140,882
Nutrition and other	128,783	140,127	259,852	246,938

Total revenue	223,108	218,484	449,327	387,820

Cost of revenue:
Digital	11,612	9,292	22,734	17,664
Nutrition and other	57,158	50,097	114,153	90,572

Total cost of revenue	68,770	59,389	136,887	108,236

Gross profit	154,338	159,095	312,440	279,584

Operating expenses:
Selling and marketing	140,194	134,666	284,890	228,892
Enterprise technology and development	26,949	22,373	54,038	43,706
General and administrative	17,231	14,522	35,177	29,706

Total operating expenses	184,374	171,561	374,105	302,304

Operating loss	(30,036)	(12,466)	(61,665)	(22,720)

Other income (expense)
Change in fair value of warrant liabilities	5,390	—	5,390	—
Interest expense	(305)	(248)	(428)	(343)
Other income, net	1,654	34	2,953	442

Loss before income taxes	(23,297)	(12,680)	(53,750)	(22,621)

Income tax benefit	10,857	2,677	11,252	4,290

Net loss	$(12,440)	$(10,003)	$(42,498)	$(18,331)

Net loss per common share, basic	$(0.05)	$(0.04)	$(0.17)	$(0.08)

Net loss per common share, diluted	$(0.05)	$(0.04)	$(0.17)	$(0.08)

Weighted-average common shares outstanding, basic	247,062	238,143	245,049	238,143

Weighted-average common shares outstanding, diluted	247,062	238,143	245,049	238,143

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(12,440)	$(10,003)	$(42,498)	$(18,331)
Other comprehensive income:
Change in fair value of derivative financial instruments, net of tax	(99)	(217)	(208)	193
Reclassification of losses on derivative financial instruments	—	—	—	—
included in net loss	172	(73)	339	(47)
Foreign currency translation adjustment	12	49	54	(327)

Total other comprehensive income (loss)	85	(241)	185	(181)

Total comprehensive loss	$(12,355)	$(10,244)	$(42,313)	$(18,512)

The Beachbody Company, Inc.

Condensed Consolidated Statements of Cash Flows

Unaudited (in thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(42,498)	$(18,331)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	25,941	20,678
Amortization of content assets	6,119	3,196
Provision for excess and obsolete inventory	2,791	(76)
Allowance for doubtful accounts	—	32
Change in fair value of derivative financial instruments	169	199
Gain on investment in convertible instrument	(3,114)	—
Change in fair value of warrant liabilities	(5,390)	—
Equity-based compensation	5,095	1,908
Deferred income taxes	(11,349)	(3,973)
Changes in operating assets and liabilities:
Accounts receivable	(2,007)	(2,184)
Inventory	(194)	(2,477)
Content assets	(14,237)	(6,399)
Prepaid expenses	(1,789)	6,502
Other assets	(5,604)	(5,487)
Accounts payable	6,656	(1,013)
Accrued expenses	(461)	17,831
Deferred revenue	16,547	40,502
Other liabilities	(2,162)	(6,862)

Net cash provided by (used in) operating activities	(25,487)	44,046

Cash flows from investing activities:
Purchase of property and equipment	(27,200)	(18,756)
Investment in convertible instrument	(5,000)	—
Equity investment	(5,000)	—
Cash paid for acquisition of Myx, net of cash acquired	(37,280)	—

Net cash used in investing activities	(74,480)	(18,756)

Cash flows from financing activities:
Borrowings under Credit Facility	42,000	32,000
Repayments under Credit Facility	(42,000)	(32,000)
Business Combination, net of issuance costs paid	389,775	—

Net cash provided by financing activities	389,775	—

Effect of exchange rates on cash	594	(638)

Net increase in cash and cash equivalents	290,402	24,652

Cash and cash equivalents, beginning of period	56,827	41,564

Cash and cash equivalents, end of period	$347,229	$66,216

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$283	$69
Cash paid during the year for income taxes, net	$198	$114

Supplemental disclosure of noncash investing activities:
Property and equipment acquired but not yet paid for	$15,322	$3,103
Class A common shares issued in connection with the acquisition of Myx	$162,558	$—
Fair value of Myx instrument and promissory note held by Old Beachbody	$22,618
Supplemental disclosure of noncash financing activities:
Business Combination transaction costs, accrued by not paid	$650	$—
Net assets assumed from Forest Road in the Business Combination	$293	$—

The Beachbody Company, Inc.

Adjusted EBITDA

In addition to our results determined in accordance with accounting principles generally accepted in the United States, or GAAP, we believe the following non-GAAP financial measure of Adjusted EBITDA is useful in evaluating our operating performance.

We define and calculate Adjusted EBITDA as net income (loss) adjusted for depreciation and amortization, amortization of capitalized cloud computing implementation costs, amortization of content assets, interest expense, income taxes, equity-based compensation, and other items that are not normal, recurring, operating expenses necessary to operate the Company’s business.

The presentation of this non-GAAP financial measure is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of this non-GAAP financial measure to their most directly comparable GAAP financial measure. A reconciliation of the non-GAAP Adjusted EBITDA to GAAP measures can be found below:

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(12,440)	$(10,003)	$(42,498)	$(18,331)
Adjusted for:
Depreciation and amortization	12,215	10,534	25,941	20,678
Amortization of capitalized cloud computing implementation costs	168	—	336	—
Amortization of content assets	3,302	1,715	6,119	3,196
Interest expense	305	248	428	343
Income tax benefit	(10,857)	(2,677)	(11,252)	(4,290)
Equity- based compensation	2,522	1,013	5,095	1,908
Transaction costs	1,509	—	2,142	—
Other adjustment items (1)	6,038	—	6,038	—
Non-operating costs (2)	(7,147)	60	(8,478)	54

Adjusted EBITDA	$(4,385)	$890	$(16,129)	$3,558

(1)	Other adjustment items includes incremental costs associated with Covid-19.
(2)	Non-operating primarily includes the change in fair value of warrant liabilities, interest income and gain on investment in the Myx convertible instrument.

Key Operating Metrics and Non-GAAP Financial Measures

In addition to the measures presented in our interim condensed consolidated financial statements, we are presenting Post Merger Operating Metrics for the three and six months ended June 30, 2021 and June 30, 2020.

The Post Merger Operating Metrics include the completed three-way business combination with Myx and Forest Road Acquisition Corp. on June 25, 2021 with results for the second quarter and six months ended June 30, 2021, including five days of results for Myx.

We are presenting this information to help readers understand the key operational and business metrics and non-GAAP financial measures in those respective periods.

The Beachbody Company, Inc.

Key Operational and Business Metrics

	Post Merger					Post Merger

Beachbody	For the Three Months Ended June 30,					For the Six Months Ended June 30,
	2021	2020	Change v 2020	2019	Change v 2019	2021	2020	Change v 2020	2019	Change v 2019
Digital Subscriptions (in millions)	2.7	2.4	11%	1.7	59%	2.7	2.4	11%	1.7	59%
Nutrition Subscriptions (in millions)	0.4	0.5	-12%	0.3	23%	0.4	0.5	-12%	0.3	23%
Total Subscriptions	3.1	2.9	7%	2.0	53%	3.1	2.9	7%	2.0	53%

Average Digital Retention	94.9%	96.3%	(140bps)	95.2%	(30bps)	95.4%	95.6%	(20bps)	95.1%	30bps
Total Streams (in millions)	44.4	55.5	-20%	25.5	74%	100.4	88.7	13%	52.0	93%
DAU/MAU	31.9%	33.2%	(120bps)	28.6%	330bps	33.5%	31.6%	200bps	29.1%	440bps

Connected Fitness	—	—	—	—	—	—	—	—	—	—
Digital Revenue	$94.2	$78.4	20%	$58.8	60%	$189.4	$140.9	34%	$124.8	52%
Nutrition & Other Revenue	$128.8	$140.1	-8%	$124.9	3%	$259.9	$246.9	5%	$269.9	-4%
Revenue (millions)	$223.0	$218.5	2%	$183.7	21%	$449.3	$387.8	16%	$394.7	14%
Net Income/(Loss) (millions)	($12.1)	($10.0)	-21%	$19.6	-162%	($42.2)	($18.3)	-130%	$27.1	-256%
EBITDA (millions)	($4.1)	$0.9	-557%	$17.7	-123%	($15.8)	$3.6	-544%	$39.7	-140%

	Post Merger (includes 5 Days After Merger Date from 6/26-6/30)					Post Merger (includes 5 Days After Merger Date from 6/26-6/30)

Myx Fitness	For the Three Months Ended June 30,					For the Six Months Ended June 30,
	2021	2020	Change v 2020	2019	Change v 2019	2021	2020	Change v 2020	2019	Change v 2019

Connected Fitness Units Sold (in thousands)	0.5	—	—	—	—	0.5	—	—	—	—

Digital Subscriptions (in thousands)	41.6	—	—	—	—	41.6	—	—	—	—
Nutrition Subscriptions (in millions)	—	—	—	—	—	—	—	—	—	—
Total Subscriptions (in thousands)	41.6	—	—	—	—	41.6	—	—	—	—

Average Digital Retention	95.0%	—	—	—	—	95.0%	—	—	—	—
Total Streams (in millions)	0.04	—	—	—	—	0.04	—	—	—	—
DAU/MAU	23.4%	—	—	—	—	23.4%	—	—	—	—

Connected Fitness	$0.011	—	—	—	—	$0.011	—	—	—	—
Digital Revenue	$0.077	—	—	—	—	$0.077	—	—	—	—
Nutrition & Other Revenue	—	—	—	—	—	—	—	—	—	—
Revenue (millions)	$0.1	—	—	—	—	$0.1	—	—	—	—
Net Income/(Loss) (millions)	($0.3)	—	—	—	—	($0.3)	—	—	—	—
EBITDA (millions)	($0.3)	—	—	—	—	($0.3)	—	—	—	—

	Post Merger (Includes 5 Days of Myx Results from 6/26-6/30)					Post Merger (Includes 5 Days of Myx Results from 6/26-6/30)

Consolidated	For the Three Months Ended June 30,					For the Six Months Ended June 30,

	2021	2020	Change v 2020	2019	Change v 2019	2021	2020	Change v 2020	2019	Change v 2019

Connected Fitness Units Sold (in thousands)	0.5	—	—	—	—	0.5	—	—	—	—

Digital Subscriptions (in millions)	2.7	2.4	13%	1.7	61%	2.7	2.4	13%	1.7	61%
Nutrition Subscriptions (in millions)	0.4	0.5	-12%	0.3	23%	0.4	0.5	-12%	0.3	23%
Total Subscriptions	3.1	2.9	9%	2.0	55%	3.1	2.9	9%	2.0	55%

Average Digital Retention	94.9%	96.3%	(140bps)	95.2%	(30bps)	95.4%	95.6%	(20bps)	95.1%	30bps
Total Streams (in millions)	44.5	55.5	-20%	25.5	75%	100.4	88.7	13%	52.0	93%
DAU/MAU	31.9%	33.2%	(130bps)	28.6%	330bps	33.5%	31.6%	190bps	29.1%	440bps

Connected Fitness	$0.011	—	—	—	—	$0.011	—	—	—	—
Digital Revenue	$94.3	$78.4	20%	$58.8	61%	$189.5	$140.9	34%	$124.8	52%
Nutrition & Other Revenue	$128.8	$140.1	-8%	$124.9	3%	$259.9	$246.9	5%	$269.9	-4%
Revenue (millions)	$223.1	$218.5	2%	$183.7	21%	$449.3	$387.8	16%	$394.7	14%
Net Income/(Loss) (millions)	($12.4)	($10.0)	-24%	$19.6	-163%	($42.5)	($18.3)	-132%	$27.1	-257%
Adjusted EBITDA (millions)	($4.4)	$0.9	-593%	$17.7	-125%	($16.1)	$3.6	-553%	$39.7	-141%

Source: The Beachbody Company, Inc.

Contact:

Media

ICR

BODYPR@icrinc.com

Investor Relations

Edward Plank

eplank@beachbody.com

ICR

BeachbodyIR@icrinc.com